Exhibit 10.25

PACIFIC BUSINESS CENTER

INDUSTRIAL REAL ESTATE LEASE

THIS INDUSTRIAL REAL ESTATE LEASE (this “Lease”) is made as of the 1st day of June, 2006 (“Date of Lease”), by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Landlord”), and BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation (“Tenant”).

ARTICLE 1: BASIC TERMS

This Article 1 contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles and Sections of the Lease referred to in this Article 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Broker: (See Section 13.18) Kennedy-Wilson Nevada Management, Inc.

Section 1.02. Building: That certain parcel of real estate located within the Project as illustrated on Exhibit B attached hereto and incorporated herein by this reference and the building and other improvements located thereon, all of which is commonly known as Building 7, 180-194 Gallagher Crest Road, Henderson, Nevada 89074.

Section 1.03. Building Net Rentable Area: 127,261 net rentable square feet. The Building is stipulated for all purposes to contain said net rentable square feet in the Building.

Section 1.04. Commencement Date: June 1, 2006.

Section 1.05. Security Deposit: $8,172.00; See Section 13.02(c).

Section 1.06. Landlord: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation. Name/Address of Landlord’s Agent: KENNEDY-WILSON NEVADA MANAGEMENT, INC., located at 1175 American Pacific Drive, Suite G, Henderson, Nevada 89074.

Section 1.07. Premises: The office/warehouse space in the approximate location within the Building as indicated on Exhibit A attached hereto and incorporated herein by this reference, and commonly known as 192 Gallagher Crest Road.

Section 1.08. Premises Net Rentable Area: 14,725 net rentable square feet. The Premises is stipulated for all purposes to contain said net rentable square feet.

Section 1.09. Project; Project Total Floor Area: The Project shall mean the Industrial Office Complex commonly known as Pacific Business Center and legally described on Exhibit C attached hereto and incorporated herein by this reference, and all buildings and other improvements constructed thereon. The Project currently consists of ten (10) buildings located on approximately 37.15 acres. The total square footage of floor area of the Project is currently 677,846 square feet. The Project is stipulated for all purposes to contain said total square footage of floor area. If and when Landlord in its sole discretion should elect to expand the Project, the details in this Section 1.09 shall be updated appropriately.

Section 1.10. Lease Term: Five (5) years beginning on the Commencement Date and continuing until May 31, 2011.

Section 1.11. Rent and Other Charges Payable by Tenant:

(a) Base Rent: The Base Rent shall be payable monthly as provided in Section 3.01 in the following amounts:

Months	Monthly Base Rent
1-12	$6,405.38

13-24	$6,597.54

25-36	$6,795.47

36-48	$6,999.33

49-60	$7,209.31

(b) Other Periodic Payments: Tenant shall be responsible as of the Commencement Date for payment of certain charges directly such as taxes (See Section 4.02), utilities (See Section 4.03), and insurance (See Section 4.04). In addition, Tenant shall be responsible as of the Commencement Date for payment of Tenant’s Proportionate Share of Common Area Costs (See Section 4.05).

(c) Amortization of Costs of Landlord’s Work: Tenant shall be responsible for reimbursement of the costs of Landlord’s Work as more fully set forth in Section 2.03 below.

Section 1.12. Permitted Uses: (See Section 5.01) Warehousing, distribution and related office use, and for no other purpose whatsoever.

Section 1.13. Tenant: BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation. Address of Tenant: 192 Gallagher Crest Road, Henderson, Nevada 89074.

Section 1.14. Tenant’s Proportionate Share: 6.27%, which is the Premises Net Rentable Area divided by the total square footage of floor area in Phase III of the Project.

Section 1.15. Tenant’s Guarantor: Dynamic Health Products, Inc., a Florida corporation. Tenant’s Guarantor shall execute and deliver the Guarantee of Lease attached hereto as Exhibit H and incorporated herein by this reference.

Section 1.16. Vehicle Parking Spaces Allocated to Tenant: Twenty-Two (22) unreserved and uncovered parking spaces for use pursuant to Section 4.05(f), which parking spaces are on a common parking area.

ARTICLE 2: LEASE TERM; LANDLORD’S WORK

Section 2.01. Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.10 above and shall begin and end on the dates specified in Section 1.10 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. At any time following the Commencement Date and completion of Landlord’s Work (as defined in Section 2.03 below), Tenant shall, upon request of Landlord, execute Exhibit D attached hereto and incorporated herein by this reference as a confirmation of said date.

Section 2.02. Intentionally Deleted.

Section 2.03. Landlord’s Work. Promptly following full execution of this Lease by the parties, Landlord shall construct within the open area of the Premises an approximately 1,000 square foot air conditioned storage room in a location mutually agreed upon by the parties and pursuant to space plans previously approved by Landlord and Tenant (“Landlord’s Work”). Landlord shall use Building-standard materials and shall complete Landlord’s Work diligently and in compliance with all applicable laws. The total cost of Landlord’s Work is currently estimated at $34,000.00, but the parties acknowledge that the costs may be as high as $42,000.00. Tenant shall be responsible to reimburse Landlord for the entire cost of Landlord’s Work, with interest at ten percent (10%) per annum, on an amortized basis over the entire Lease Term. As of the Commencement Date, the monthly payment for reimbursement of the costs of Landlord’s Work is $940.95. Once Landlord has completed Landlord’s Work and the final tally of costs has been computed, Landlord will advise Tenant of the final monthly amount required to fully reimburse Landlord as required hereunder (the “Monthly Reimbursement Payment”). The Monthly Reimbursement Payment shall be deemed Additional Rent and shall be set forth on Exhibit D. Any discrepancy between the monthly amounts previously paid by Tenant and the final Monthly Reimbursement Payment determined by Landlord shall be paid by Tenant to Landlord within ten (10) days of billing therefor.

Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises, including, without limitation, any claim made by any succeeding tenant based on or resulting from such failure to surrender. If Tenant remains in possession of the Premises upon the expiration or earlier termination of the Lease with Landlord’s express written consent, Tenant’s occupancy of the Premises shall be a “month to month” tenancy, subject to all of the terms of this Lease applicable to a month to month tenancy, except that the Base Rent then in effect shall be one hundred fifty percent (150%) of the rent and all other charges due for the last month of the Lease Term. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and holds over without Landlord’s express written consent, Tenant shall become a tenant at sufferance only. Tenant agrees that the reasonable value of the use of the Premises during any holding over without consent shall be two hundred percent (200%) of the rent and all other charges due for the last month of the Lease Term. Nothing in this Section 2.04 shall be construed to give Tenant any right to continue occupancy following expiration of this Lease except with the written consent of Landlord.

ARTICLE 3: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease by Tenant, Tenant shall pay Landlord (i) the Base Rent in the amount stated in Section 1.11(a) above, together with (ii) an estimate of Additional Rent (as hereinafter defined) for the first full month of the Lease Term and (iii) the estimated Monthly Reimbursement Payment, totaling $9,113.33. Base Rent and Additional Rent shall be appropriately prorated for any fractional month during the Term on the basis of a thirty (30)-day month. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, the Additional Rent, and the Monthly Reimbursement Payment, in advance, without offset, deduction or prior demand. All rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing from time to time during the Lease Term.

Section 3.02. Intentionally Deleted.

Section 3.03. Termination; Advance Payments. Upon termination of this Lease under Article 7 (Damage or Destruction), Article 8 (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real estate taxes, and Landlord shall refund any unused portion of the Security Deposit to Tenant or Tenant’s successor.

ARTICLE 4: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent and Definitions.

(a) Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

(b) Definitions. The Project includes the land, the buildings and all other improvements located thereon, and the Common Areas (as hereinafter defined) related thereto. The Building is part of the Project. As used in this Lease, “Common Areas” shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) and other improvements in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant’s use of the Premises.

Section 4.02. Taxes.

(a) Impositions. For the purposes of this Section 4.02, “Impositions” means:

(i) Any real estate taxes, assessments or other charges assessed against the Project, including, without limitation, all buildings located thereon and related structures, all parking facilities and the land on which they are located and all Common Areas.

(ii) All personal property taxes on personal property used in connection with the Project.

(iii) Any and all environmental levies or charges now in force affecting the Project or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies or charges, employer parking regulations, and any other parking or vehicular regulations, levies or charges imposed by any municipal, state or federal agency or authority.

(iv) Any other taxes levied or assessed in addition to or in lieu of such real or personal property taxes.

(b) Exclusions. Notwithstanding anything to the contrary contained in this Section 4.02, Tenant shall not be liable for any of the following taxes and assessments:

(i) Personal property, fixture or equipment taxes assessed against the property used by Landlord in operating, managing or leasing the Project.

(ii) Inheritance tax, estate taxes, gift taxes, income taxes, transfer taxes and excess profit taxes.

(c) Substituted Taxes. If at any time during the Lease Term, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved or space leased under this Lease, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any. Tenant shall pay, prior to delinquency, all taxes assessed against furnishings, fixtures, equipment and other personal property of Tenant located at the Premises.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other Premises, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within ten (10) days after receipt of Landlord’s written statement. Landlord shall not be responsible or liable for the quality, quantity, impairment, interruption, stoppage, or other interference with service involving water, waste disposal, sewer, heat, gas, electricity, telephone or other service.

Section 4.04. Insurance.

(a) Tenant’s Insurance. Tenant shall, at all times during the Lease Term, at its sole cost, procure and continue in force the following insurance coverages: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damage of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate, including products liability coverage if applicable, covering the use and occupancy of the Premises, and containing cross-liability endorsements (if applicable) and a broad form contractual liability endorsement covering the performance by Tenant of the indemnity provisions set forth in Section 5.04(a); (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage and earthquake coverage in an amount equal to the full replacement value new without deduction for depreciation of all personal property, fixtures, furniture and leasehold improvements installed by or at the expense of Tenant at the Project, with an agreed amount endorsement; (iii) insurance on all plate or tempered glass in or enclosing the Premises for the replacement cost of such glass; and (iv) if Tenant uses vehicles, owned or non-owned, in any way to carry out business on or about the Project, Motor Vehicles Liability Insurance with a combined single limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage. Tenant shall also maintain Worker’s Compensation Insurance in the statutorily mandated limits.

(b) Form of Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Such insurance shall name Landlord, Landlord’s wholly-owned subsidiaries, Landlord’s asset manager, Landlord’s property manager, any Lender (as defined in Section 11.01), and such other parties with insurable interests as Landlord specifies from time to time, as additional insureds as their respective interests may appear, through an ISO Additional Insureds Endorsement CG20261185 or equivalent, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear. For so long as the Project is owned by The Northwestern Mutual Life Insurance Company, the additional insureds shall expressly include, without limitation, Landlord and its wholly-owned subsidiaries and agents, and Kennedy-Wilson Nevada Management, Inc. All insurance required hereunder shall be with companies licensed to do business in the State of Nevada and having a rating of not less than A:VIII in Best’s Insurance Guide, with deductibles not to exceed $1,000.00. Prior to the commencement of Tenant’s occupancy of the Premises, Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage with respect to each of the policies of insurance required to be maintained by Tenant pursuant to this Section 4.04, marked fully paid. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice from the insurer by registered mail to Landlord, Landlord’s property manager and Landlord’s Lender. Every policy required pursuant to this Section 4.04 shall provide that it shall not be invalidated by any act or neglect of Landlord or Tenant, nor by occupation of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises or Landlord’s interest therein. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any insurance requirement hereunder. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within thirty (30) days of receipt of Landlord’s request therefor, obtain the insurance at its own expense. Tenant agrees that if Tenant does not take out and maintain any of the insurance coverages required hereunder or does not furnish Landlord with renewals or binders as and when required, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are expended until repaid by Tenant.

In addition, Tenant shall obtain certificates of insurance evidencing Commercial General Liability Insurance, including completed operations, Motor Vehicle Liability Insurance and Worker’s Compensation Insurance in the amounts required above from any contractor or subcontractor engaged by Tenant for alterations, repairs or maintenance at the Premises during the Lease Term, and such liability insurance shall name the same parties as additional insureds as is described above, and shall provide that any loss shall be payable to Landlord and such other additional insured parties as their respective interests may appear.

(c) Landlord’s Insurance. During the Lease Term, Landlord shall maintain policies of insurance, at Tenant’s expense, covering loss of or damage to the Premises in the full amount of its replacement value. The cost of such insurance shall be included within the definition of Common Area Costs hereunder. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, earthquake sprinkler leakage, and inflation guard endorsement, and any other perils (except flood and earthquake, unless required by Landlord or any Lender holding a security interest in the Premises) which Landlord deems necessary. During the Lease Term, Landlord shall also maintain a rental income insurance policy at Tenant’s expense, with loss payable to Landlord and Landlord’s Lender in an amount equal to one year’s Base Rent, estimated real estate taxes, Common Area Costs and insurance premiums.

(d) Payment of Premiums. Tenant shall pay all premiums for the insurance policies covering the Premises described in Sections 4.04(a) through (c) above within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or premises other than the Premises, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Premises showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant’s liability for insurance premiums shall be prorated on an annual basis. Tenant shall be liable for the payment of any deductible amount under Landlord’s insurance policies.

(e) Use. Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner which will increase the rates of insurance for the Premises or the Project, which will make void or voidable any insurance then in force with respect thereto, which would constitute a defense to any action thereon, or which will make it impossible to obtain any insurance with respect thereto. If by reason of the failure of Tenant to comply herewith, any insurance rates for the Premises or the Project become higher than they otherwise would be, Tenant shall reimburse Landlord, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant. Any policy of insurance maintained by Tenant insuring against any risk in, upon, about or in any way connected with the Premises or Tenant’s use thereof shall, to the extent reasonably obtainable, contain an express waiver of any and all rights of subrogation thereunder whatsoever against Landlord, its officers, agents and employees.

(f) Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant, for themselves and their respective insurers, each agree to and do hereby waive any and all claims, demands, actions and causes of action that each may have or claim to have against the other, and/or against any subsidiary or joint venture of such other party, for loss or damage to any property, whether real and personal, to the extent the same is caused by or results from risks (i) which are insurable under standard fire and extended coverage insurance or (ii) which are insured against under any policy of insurance covering the Premises or any portion thereof or property therein carried by the parties and in force at the time of such loss or damage, notwithstanding that any such loss or damage may be due to or result from the negligence of either party hereto or their respective employees or agents; provided, however, that this waiver shall not apply to the portion of any damage which is not reimbursed by the damaged party’s insurance because of the deductible in the damaged party’s insurance coverage.

Section 4.05. Common Areas; Use and Costs.

(a) Payment. Throughout the Term hereof, Tenant will pay to Landlord monthly in advance in addition to the Base Rent, as further Additional Rent, Tenant’s Proportionate Share of the Common Area Costs incurred by Landlord during each calendar year occurring during the Lease Term.

(b) Included Costs. “Common Area Costs” directly shall include all costs and expenses of every kind or nature incurred by Landlord in the management, operation, maintenance and repair of Phase III of the Project and related Common Areas in a manner reasonable and appropriate and for the best interest of the entire Project and that are generally passed on to tenants in first class projects in the Las Vegas metropolitan area under lease provisions similar to this Section 4.05, as determined and expended in accordance with generally accepted accounting principles. Without otherwise limiting the generality of the foregoing, there shall be included in such costs and expenses, all Impositions (as hereinbefore defined) applicable solely to Common Areas, premiums with respect to public liability, premises damage, workmen’s compensation, fire and other insurance carried on or with respect to the Project and related Common Area structures, payroll taxes, unemployment taxes, social security taxes, costs incurred for cleaning of any facilities, landscaping, signs, lighting, janitorial services for the Common Areas, management fees consistent with other first class projects in the Las Vegas metropolitan area, reasonable legal, accounting and tax consultant fees, supervising of attendants and employment of other personnel used in such operations, maintenance and repairs, fuel, energy and utilities (not separately metered by Tenant or other tenants), providing for access control and fire protection services, alarm systems and equipment, materials and supplies, painting, striping, removing of rubbish or debris, depreciation or rentals of machinery and equipment, costs of replacement of paving, curbs and walkways, drainage, repair and maintenance of parking and other Common Areas, roof maintenance and repairs for the buildings in the Project, reserves for exterior painting of the buildings in the Project, for sealing, restriping, resurfacing and/or repaving of the Project parking lots, driveways and other paved areas, and for roof repair and replacement, and an administrative fee equal to fifteen percent (15%) of all of the foregoing excluding costs of Impositions and insurance premiums. Notwithstanding the foregoing, Landlord shall have the right (i) to allocate Common Area Costs between Phase III of the Project and the remainder of the Project on such basis as is reasonably determined by Landlord, or (ii) to charge for Common Area Costs based on the entire Project rather than by individual Phases thereof.

(c) Payment and Reconciliation. The Additional Rent provided to be paid in this Section 4.05 shall be estimated in advance by Landlord annually and one twelfth (1/12) of such estimate shall be paid in advance by Tenant on the first day of each month without further demand or any deduction or set off whatever. Landlord reserves the right to revise any estimate of Additional Rent to be paid by Tenant if actual or projected costs show an increase or decrease from any earlier estimate for such year. When Landlord shall ascertain the actual Common Area Costs for a calendar year, Landlord shall so notify Tenant and Tenant shall pay to Landlord within thirty (30) days of notice the amount, if any, equal to the difference between the amount due for such year pursuant to this Section 4.05 and the amount previously paid by Tenant hereunder. Should the estimated payments have exceeded the actual amount due, said excess shall be held by Landlord and applied to the next monthly payment(s) of Additional Rent provided to be paid under this Section 4.05, or, if the Term has expired, said excess shall promptly be paid to Tenant. Tenant shall not be entitled to receive interest on any Additional Rent paid hereunder. No delay by Landlord in submitting any statement shall constitute a waiver of Landlord’s right to submit such statement and/or receive any Additional Rent pursuant hereto. The Additional Rent due hereunder shall be prorated for the calendar year in which this Lease terminates. Said amount shall be calculated and paid as herein provided even though said calculation may not occur until after the end of the Term hereof.

(d) Excluded Costs. There shall not be included in Common Area Costs the payments (such as salaries or fees) to Landlord’s executive personnel; costs for items that, by standard accounting practice, should be deemed capital costs, unless such costs (i) reduce operating expenses or (ii) are incurred to comply with laws applicable to the Project which were not in effect on the Commencement Date, and in either case are amortized over the reasonable life of the capital item in accordance with generally accepted accounting principles; depreciation or interest (unless it is related to allowable capital items); taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance); leasing commissions; legal fees not directly relating to the operation and maintenance of the entire Project, such as landlord and tenant issues; costs to correct original construction defects; expenses paid directly by a tenant for any reason (such as excessive utility use); costs for improving any tenant’s space; any repair or work necessitated by condemnation, fire, or other casualty; service or benefits or both provided to some tenants, but not to Tenant; and any costs, fines, and the like due to Landlord’s violation of any government rule or authority.

(e) Audit. Within sixty (60) days of Tenant’s receipt of Landlord’s annual Common Area Costs reconciliation statement for any calendar year of the Term, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s books and records as they relate to the Common Area Costs for the year covered by such statement, subject to the following conditions: (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within fifteen (15) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. This paragraph shall not be construed to limit, suspend or abate Tenant’s obligation to pay rent when due, including Tenant’s Proportionate Share of Common Area Costs. After verification, Landlord shall credit any overpayment determined by the audit report against the next monthly payment(s) of Additional Rent provided to be paid under this Section 4.05, or, if no further Additional Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of this Lease. If Tenant does not give written notice of its election to audit during the referenced sixty (60)-day period, Landlord’s Common Area Costs for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord’s calculation of Common Area Costs for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.

(f) Common Areas; Parking. In addition to any parking facilities included as a part of the Premises, Tenant, its employees and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas in the Project (including but not limited to, the parking lot, walkways and sidewalks) as are designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars operated by Tenant, its employees and business invitees must be parked. Tenant shall be entitled to use the vehicle parking spaces in the Project allocated to Tenant in Section 1.16 of the Lease without paying any Additional Rent. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause or permit large trucks or other large vehicles to be parked within the Project except in designated areas and spaces or on the adjacent public streets, and except while making deliveries to the Premises. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord from time to time. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.16 of the Lease, such conduct shall be a material breach of the Lease. In addition to Landlord’s other remedies under the Lease, Tenant shall pay a reasonable daily charge for each such additional vehicle. Landlord may at any time close any Common Area to make repairs or changes (provided the closure does not unreasonably impede access to the Premises by customers and employees of Tenant), to prevent the acquisition of public rights in such areas, or to discourage non-customer parking. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable, including, but not limited to, the conversion of portions thereof to other uses. Tenant shall upon request furnish to Landlord the license number of cars operated by Tenant and its employees. Tenant shall not at any time interfere with the right of Landlord, other tenants, its and their agents, employees, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or other Common Areas. Landlord assumes no responsibility to police the use of said parking areas and Landlord shall not be liable for the use thereof by Landlord, Landlord’s other tenants, its or their agents, employees, contractors, subtenants, licensees, customers and/or business invitees or by any other persons or entities whomsoever.

Section 4.06. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any Lender whose Security Instrument encumbers the Premises. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount until paid. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE 5: USE OF PREMISES; INDEMNIFICATION

Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.12 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance or governmental regulation or order, which annoys or interferes with the rights of tenants in the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders and requirements regulating the use or occupancy by Tenant of the Premises, including without limitation the Americans with Disabilities Act of 1990 and the Occupational Safety and Health Act. Tenant acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate disabled employees or customers of Tenant. Further, Tenant’s use of the Premises shall be subject to the terms of Exhibit G attached hereto and incorporated herein by this reference.

Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Premises without Landlord’s prior written consent. Tenant shall be required to remove any Building signage installed by Tenant by no later than the last day of the Term. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.

Section 5.04. Indemnification.

(a) Tenant shall indemnify, defend and hold Landlord, Landlord’s wholly-owned subsidiaries, its agents, employees, directors, officers, partners, contractors and Lenders, and their respective successors and assigns, harmless from any and all claims and liabilities arising from (i) Tenant’s use of the Premises, Building or Common Areas, (ii) from any act, omission or negligence of Tenant, or that of its agents, employees, sublessees, contractors, invitees or licensees in or about the Premises, Building or Common Areas, or (iii) Tenant’s default under this Lease, except to the extent such claims or liabilities arise from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant also shall indemnify, defend and hold Landlord harmless from all costs, attorneys’ fees, expenses and liability incurred in connection with any claim or proceeding for which Tenant is responsible under this Section 5.04. Upon notice from Landlord, Tenant shall defend any such claim or proceeding at Tenant’s expense with counsel reasonably satisfactory to Landlord. The indemnities set forth in this Section 5.04(a) shall survive the expiration or earlier termination of this Lease.

(b) As a material part of the consideration to Landlord for this Lease, Tenant, by this Section 5.04(b), waives and releases all claims against Landlord, Landlord’s wholly-owned subsidiaries and all employees and agents of Landlord and Landlord’s wholly-owned subsidiaries with respect to the matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

Section 5.05. Landlord’s Access. Landlord, its agents and employees may enter the Premises at all reasonable times (and in emergencies at all times) to show the Premises to potential buyers, investors or tenants or other parties, inspect the Premises, make repairs or replacements, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior oral or written notice of such entry, except in the case of an emergency. Tenant shall not be entitled to any abatement of rent by reason of any such entry. Landlord may place customary “For Sale” or “For Lease” signs on the Premises.

Section 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

Section 5.07. Forklift Restriction. Asphaltic cement cannot withstand non-inflatable forklift tires. In the event the asphalt is damaged by Tenant’s use of a forklift with non-inflatable tires, it will be Tenant’s obligation to repair the damaged asphaltic cement at Tenant’s sole expense.

ARTICLE 6: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Premises in its “AS IS” condition as of the Date of Lease, subject to Section 2.03 above, and subject to all recorded matters, laws, ordinances and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use. Without limiting the foregoing, Tenant agrees to abide by and conform to (i) any laws, regulations, ordinances, covenants, conditions and restrictions or reciprocal easement agreements relating to the Premises, including without limitation that certain Declaration of Protective Covenants, Conditions and Restrictions, Gibson Business Park, Phase One, Clark County, Nevada dated September 6, 1989 recorded in the Official Records of Clark County, Nevada, as it relates to Tenant’s use of the Premises, and (ii) any and all laws, regulations and ordinances of governmental agencies with jurisdiction over the Project relating to Tenant’s use of the Premises as more fully set forth in Section 5.02 above.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Building of which the Premises is a part, or from other sources or places; (d) theft, riot, strike, injunction, war, terrorist act or act of God; or (e) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 6.03. Tenant’s Obligations.

(a) Except as provided for elsewhere herein, Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including without limitation, all non-structural, interior and exterior portions thereof, the exterior and interior portion of all doors, truck doors, windows, plate glass, all plumbing and sewage facilities within the Premises (including maintaining free flow up to the main sewer line); interior fixtures, sprinkler system, walls, floors and ceilings in the Premises; and any work performed by or on behalf of Tenant hereunder, but expressly excluding the structural components of the Premises which shall be Landlord’s responsibility; provided, however, that if structural components of the Premises (e.g., roof structure or exterior walls) are damaged by virtue of Tenant’s use thereof or Tenant’s activities at the Premises, then Tenant shall be solely liable for all repairs thereto, which repairs shall, at Landlord’s option, be performed (i) by Tenant or (ii) by Landlord and reimbursed by Tenant within ten (10) days of billing therefor. Tenant shall also maintain a preventive maintenance contract, at Tenant’s expense, providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenant’s expense. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first class and fully operative condition.

(b) Tenant shall be responsible for providing appropriate climate control in the Premises. Tenant shall not block or cover any of the heating, ventilation or air conditioning ducts in the Premises. Tenant shall immediately report to Landlord: (i) any evidence of a water leak or excessive moisture in the Premises; (ii) any evidence of mold or mildew in the Premises; and (iii) any failure or malfunction in the heating, ventilation and air conditioning system serving the Premises.

(c) All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant fails to maintain and repair the Premises, Landlord may, on ten (10) days’ prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant. In such event, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand, with interest from the date of expenditure until repaid by Tenant.

Section 6.04. Landlord’s Obligations. Subject to the provisions of Article 7 (Damage or Destruction) and Article 8 (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.

Section 6.05. Alterations, Additions and Improvements.

(a) Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent. Landlord may require Tenant to provide, at Landlord’s sole discretion, additional cash collateral (which may be in the form of a letter of credit) and/or demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions or improvements constructed in violation of this Section 6.05(a) upon Landlord’s written request. All alterations, additions and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises. If Tenant shall, in good faith, contest the validity of any mechanics’ lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and without debris, and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 7 (Damage or Destruction). In addition, Landlord in its sole discretion may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent), including without limitation the storage room installed as Landlord’s Work, prior to the termination of the Lease and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises or the Project caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE 7: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged and, subject to the rights of any Lender in such insurance proceeds, if the proceeds received by Landlord from the insurance policies described in Section 4.04(c) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant’s fixtures, equipment or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the damage was due to a cause not covered by the insurance policies which Landlord maintains under Section 4.04(c), Landlord may elect either to (a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within sixty (60) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the deductible amount (if any) under Landlord’s insurance policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and the Building. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. In such event,

Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease.

Section 7.02. Total or Substantial Destruction. If the Premises is totally or substantially destroyed by any cause whatsoever, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within sixty (60) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article 7, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired. However, the reduction shall not exceed the sum of one (1) year’s payment of Base Rent and Additional Rent. Except for such possible reduction in Base Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased premises. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Premises.

ARTICLE 8: CONDEMNATION

If, in the opinion of Landlord, the whole or any part of the Premises or the Building is taken or condemned (including, without limitation, a sale in lieu of condemnation) which renders the Premises untenantable or inaccessible for use by Tenant for the purposes stated in this Lease (“Substantial Taking”), then the Term of this Lease shall cease and terminate from the date on which possession of the part is so taken or condemned; the full amount of any resulting condemnation award shall be paid to Landlord, and Base Rent and Additional Rent shall be proportionately adjusted as of the date of such Substantial Taking. However, if such taking or condemnation does not result in a Substantial Taking, then, subject to rights of any Lender in the condemnation award, Landlord shall repair any damage caused by such taking with reasonable promptness and dispatch and shall allow Tenant an abatement or reduction in Base Rent and Additional Rent hereunder for such time and for such portion of the Premises which is untenantable, and this Lease shall not be otherwise affected. Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking or condemnation by or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignments as may be required by Landlord, to join with Landlord in any petition for the recovery of damages if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding. Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty.

ARTICLE 9: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord’s Consent Required. No portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord’s consent. Under no circumstances may Tenant mortgage or otherwise encumber its interest in the Lease or in the Premises.

Section 9.02. Affiliates. Notwithstanding anything to the contrary in Section 9.01, but subject to Section 9.03, Tenant may assign this Lease or sublease the Premises without Landlord’s consent to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, or to any corporation which acquires substantially all the assets of Tenant as a going concern (collectively, an “Affiliate”), provided that (i) Landlord receives prior written notice of the assignment or subletting, (ii) the Affiliate’s net worth is not less than the greater of (x) Tenant’s net worth immediately prior to the assignment or subletting and (y) Tenant’s net worth on the Commencement Date, (iii) the Affiliate has proven experience in the operation of a first-class business of the Permitted Use specified in Section 1.12, (iv) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the Term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant’s obligations under this Lease and (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate.

Section 9.03. No Release of Tenant. No transfer permitted by this Article 9, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article 9. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04. Landlord’s Election. Tenant’s request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), a copy of the proposed assignment or sublease document (which shall be subject to Landlord’s review and approval) and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the entire Premises or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant. It shall be deemed reasonable for Landlord to withhold its consent to a proposed assignment or sublease if (i) the use to be made of the Premises is not generally consistent with the character and nature of the other tenancies in the Building or the Project; (ii) the character, reputation or financial responsibility of the proposed assignee or subtenant is not reasonably satisfactory to Landlord; or (iii) the proposed assignment or sublease would cause Landlord to be in violation of another lease or agreement to which Landlord is a party or would give an occupant of the Project the right to cancel its lease. Landlord shall have no obligation to consent to any requested transfer if Tenant is then in default hereunder. In the event the rental or other consideration payable in respect of an assignment or sublease exceeds the rent payable hereunder by Tenant, then fifty percent (50%) of such excess rent and other consideration shall be deemed Additional Rent owed to Tenant by Landlord, and shall be payable to Landlord upon receipt by Tenant thereof.

Section 9.05. No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article 9, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant or sublandlord thereunder.

ARTICLE 10: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Premises or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this subparagraph (c) is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d) (i) If Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership, makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

(e) If Tenant fails to release of record any mechanics’ liens filed against the Premises or the Project within ten (10) days after the date the same shall have been filed or recorded.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If

Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b);

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder; or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada. All rights and remedies of Landlord hereunder shall be cumulative and in addition to all rights and remedies given to Landlord at law or equity.

In addition, in the event Landlord has agreed to and granted to Tenant a concession of free rent in any form for any period whether before or after the default of Tenant, such agreement of Landlord to grant a concession of free rent to Tenant shall be automatically revoked, whether retroactively or prospectively, and Tenant shall be liable to pay the amount of any such concession of free rent which would have been due for any such periods before or after the default of Tenant.

Section 10.04. Re-Entry by Landlord. Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease, shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord’s rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all rent required to be paid by Tenant under the terms hereof. In the event that Landlord shall elect to relet, then rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness (other than rents) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting, during any month to which such rent is applied, result in the actual payment of rents at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default.

Section 10.05. Right to Cure. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease within thirty (30) days after written notice to Tenant (or in case of an emergency, without notice), Landlord may, at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor, with interest thereon until paid by Tenant.

ARTICLE 11: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord and any ground lessor, beneficiary of a trust deed or mortgagee (each, a “Lender”) shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage (each, a “Security Instrument”) encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any Lender elects to have this Lease prior to the lien of its Security Instrument and gives written notice thereof to Tenant, this Lease shall be deemed prior to such Security Instrument whether this Lease is dated prior or subsequent to the date of said Security Instrument or the date of recording thereof.

Section 11.02. Attornment. If Landlord’s interest in the Premises is acquired by any Lender or by a purchaser at a foreclosure sale, the rights of Tenant hereunder shall survive, but Tenant shall have no claim against such Lender or other holder arising from Landlord’s acts, omissions, representations or warranties given or occurring prior to such Lender’s or other holder’s acquisition of the Premises, and Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any Lender. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document. Tenant’s failure to timely deliver such documents shall not be deemed cured by Landlord’s delivery of same.

Section 11.04. Estoppel Certificates. Within ten (10) days of written request by Landlord or any Lender, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) as to the last date of payment of Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a Security Instrument to which the Premises is or becomes subject. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute such statement on behalf of Tenant. Tenant’s failure to timely provide such statement shall not be deemed cured by Landlord’s delivery of same.

Section 11.05. Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant or guarantor of Tenant, prepared in accordance with generally accepted accounting principles. In addition, Tenant shall deliver to any Lender designated by Landlord any financial statements required by such Lender to facilitate the financing or refinancing of the Project. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE 12: LEGAL COSTS

Section 12.01. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article 9 (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE 13: MISCELLANEOUS PROVISIONS

Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy or use of the Premises or any portion thereof.

Section 13.02. Landlord’s Liability; Certain Duties; Security Deposit.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any Lender whose name and address have been furnished to Tenant in writing. Such Lender shall have thirty (30) days from the expiration of Landlord’s cure period from which to cure Landlord’s default, but is under no obligation to do so. Landlord shall not be in default under this Lease unless Landlord (or such Lender) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s written notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, neither Landlord nor Lender shall be in default if such cure is commenced within the applicable thirty (30)-day period and thereafter diligently pursued to completion. Lender shall be allowed such additional time period as needed to complete a foreclosure or acquisition of the Premises.

(c) Upon the execution of this Lease by Tenant, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.05 above. The Security Deposit shall serve as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements, Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier service, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.13 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.06 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.06. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Neither this Lease nor a memorandum thereof may be recorded without prior written consent from Landlord.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. This Lease shall be governed by and construed in accordance with the laws of the State of Nevada. All indemnities of Tenant set forth in this Lease shall survive the expiration or sooner termination of this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, terrorism, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Limitation of Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord, Landlord’s wholly-owned subsidiaries or Landlord’s agents, and Tenant shall not seek recourse against the individual partners, trustees, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability arising out of this Lease. Tenant’s sole remedy shall be recourse against Landlord’s interest in the Project.

Section 13.15. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or the Premises, Landlord’s Lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

Section 13.16. Building Planning. In the event Landlord requires the Premises for use in conjunction with other premises in the Project or for other reasons connected with the building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Project at Landlord’s sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space, and Article 1 of this Lease shall be amended to include and state all correct data as to the new space.

Section 13.17. Terrorism/Governmental Action. Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’S Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action, and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

Section 13.18. Broker. The parties recognize that the broker who negotiated this Lease is the broker whose name is stated in Section 1.01 hereof and agree that Landlord shall be solely responsible for the payment of a brokerage commission to said broker, and that Tenant shall have no responsibility therefor. Tenant shall indemnify, defend and hold Landlord free and harmless against any claims, damages, costs, expenses or liability of any nature arising from claims by any other person or real estate broker claiming a fee through dealings with Tenant arising out of this Lease.

Section 13.19. Rules and Regulations. Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit E, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any of said Rules and Regulations.

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Section 13.20. Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE, AND SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

EXECUTED by Landlord and Tenant on the dates specified adjacent to their signatures below.

LANDLORD:	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

	By:	NORTHWESTERN INVESTMENT MANAGEMENT COMPANY, LLC, a Delaware limited liability company, its wholly owned affiliate and authorized representative

		By:	Kennedy-Wilson Nevada Management, Inc., Agent for Owner

			By:	/s/ Vickie L. Lehr
Vickie L. Lehr
			Its:	Senior Managing Director

Signed on: July 10, 2006

TENANT:	BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation

	By:	/s/ Joseph A. Mies C.O.O.
	Print Name:	Joseph A. Mies
	Print Title:	Chief Operating Officer

Signed on: June 30, 2006

EXHIBIT A

DIAGRAM OF PREMISES

A-1

EXHIBIT B

DIAGRAM OF BUILDING

B-1

EXHIBIT C

LEGAL DESCRIPTION OF PROJECT

That certain land in Clark County, Nevada, more particularly described as follows:

PHASE 1:

BEING A PORTION OF LOT 1, AS SHOWN BY MAP ON FILE IN BOOK 56, PAGE 36 OF PLATS. BEING IN THE NORTHEAST QUARTER (NE 1/4) OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M, CITY OF HENDERSON, CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER OF SAID SECTION 15, SAID POINT ALSO BEING A POINT ON THE CENTERLINE OF GIBSON ROAD; THENCE ALONG THE EASTERLY LINE THEREOF, SOUTH 00°46’25” WEST, 61.71 FEET TO THE CENTERLINE INTERSECTION OF SAID GIBSON ROAD AND MARY CREST ROAD (BEING 60.00 FEET WIDE PER SAID PLAT MAP); THENCE ALONG THE CENTERLINE OF SAID MARY CREST ROAD, NORTH 89°13’35” WEST, 1141.29 FEET; THENCE DEPARTING SAID LINE, NORTH 00°46’25” EAST, 30.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF SAID MARY CREST ROAD, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE ALONG SAID LINE, NORTH 89°13’35” WEST, 491.22 FEET TO A POINT OF CURVATURE; THENCE DEPARTING SAID RIGHT-OF-WAY LINE, NORTHWESTERLY, ALONG THE ARC OF A CURVE TO THE RIGHT, CONCAVE NORTHEASTERLY HAVING A RADIUS OF 195.00 FEET THROUGH A CENTRAL ANGLE OF 59°58’03”, AN ARC DISTANCE OF 204.09 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF GALLAGHER CREST ROAD (BEING 60.00 FEET WIDE PER SAID PLAT MAP); THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 29°15’32” WEST, 705.29 FEET; THENCE DEPARTING SAID LINE, SOUTH 89°13’35” EAST, 1013.03 FEET; THENCE SOUTH 00°46’25” WEST, 708.00 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 570,292.56 SQ. FT., 13.092 ACRES, MORE OR LESS.

PHASE 2:

THE BASIS OF BEARINGS FOR THIS LEGAL DESCRIPTION IS THE NORTHERLY LINE OF THE NORTHEAST QUARTER (NE 1/4) 00 SECTION 15, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CITY OP HENDERSON, COUNTY OF CLARK, STATE OP NEVADA, WHICH BEARS SOUTH 89º26’15” WEST AS PER MAP RECORDED IN BOOK 56, PAGE 36 OF PLATS, IN THE OFFICE OF THE COUNTY RECORDER OP SAID COUNTY.

BEING A PORTION OF LOT 1 OF GIBSON BUSINESS PARK III, IN THE CITY OF HENDERSON, COUNTY OF CLARK, STATE OF NEVADA, AS PER MAP RECORDED IN BOOK 56, PAGE 36 OF PLATS, IN THE OFFICE OP THE COUNTY RECORDER OF SAID

COUNTY, SITUATED IN THE NORTHEAST QUARTER (NE 1/4) OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 15, SAID POINT ALSO BEING THE CENTERLINE INTERSECTION OF AMERICAN PACIFIC DRIVE AND GIBSON ROAD; THENCE ALONG THE EASTERLY LINE THEREOF, SAID LINE ALSO BEING THE CENTERLINE OP SAID GIBSON ROAD, SOUTH 00º46’25” WEST, 1383.79 FEET TO THE CENTERLINE OF MARY CREST ROAD, BEING 60.00 FEET WIDE AS PER SAID PLAT MAP; THENCE ALONG SAID CENTERLINE, NORTH 89º13’35” WEST, 462.61 FEET; THENCE DEPARTING SAID LINE, NORTH 00 46’25” EAST, 30.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF SAID MARY CREST ROAD, SAID POINT ALSO BEING THE POINT OP BEGINNING; THENCE ALONG SAID NORTHERLY LINE, NORTH 89º13’35” WEST, 678.68 FEET TO THE EASTERLY LINE OF THAT CERTAIN PARCEL AS SHOWN PER FILE 78, PAGE 26 OF SURVEYS; THENCE ALONG SAID LINE, NORTH 00º46’25” EAST, 708.00 FEET TO THE NORTHERLY LINE OF SAID PARCEL; THENCE ALONG THE EASTERLY PROLONGATION OF SAID NORTHERLY LINE, SOUTH 89º13’35” EAST, 678.68 FEET; THENCE SOUTH 00º46’25” WEST, 708.00 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 11.03 ACRES, MORE OR LESS.

PHASE 3:

BEING A PORTION OF LOT 1, OF GIBSON BUSINESS PARK III (A COMMERCIAL SUBDIVISION) IN THE CITY OF HENDERSON, COUNTY OF CLARK, STATE OF NEVADA, AS PER MAP RECORDED IN BOOK 56, PAGE 36 OF PLATS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SITUATED IN THE NORTHEAST QUARTER (NE 1/4) OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 15, SAID POINT ALSO BEING THE CENTERLINE INTERSECTION OF GIBSON ROAD AND AMERICAN PACIFIC DRIVE, BEING 50.00 FEET WIDE HALF STREET WIDTH AS PER DEED TO THE COUNTY OF CLARK RECORDED APRIL 21, 1987 IN BOOK 870421, INSTRUMENT NO. 00175, OFFICIAL RECORDS; THENCE ALONG THE NORTHERLY LINE THEREOF, SAID LINE ALSO BEING THE CENTERLINE OP SAID AMERICAN PACIFIC DRIVE, SOUTH 89°26’15” WEST, 1257.18 FEET; THENCE DEPARTING SAID LINE, SOUTH 00°33’45” EAST, 50.00 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID AMERICAN PACIFIC DRIVE, SAID POINT ALSO BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID RIGHT-OF-WAY LINE, SOUTH 00°46’25” WEST, 566.49 FEET TO A POINT ON THE NORTHERLY LINE OF THAT CERTAIN PARCEL AS SHOWN IN FILE 78, PAGE 26 OF SURVEYS; THENCE ALONG SAID LINE, NORTH 89°13’35” WEST, 898.65 FEET TO A POINT ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF GALLAGHER CREST ROAD, BEING 60.00 FEET WIDE AS PER SAID PLAT MAP; THENCE ALONG SAID RIGHT-OF-WAY LINE, NORTH 29°15’32” WEST, 527.76 FEET TO A POINT OF CURVATURE; THENCE NORTHWESTERLY, ALONG THE

ARC OF A CURVE TO THE RIGHT, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 120.00 FEET, THROUGH A CENTRAL ANGLE OF 28°35’21”, AN ARC DISTANCE OF 59.88 FEET TO A POINT OF COMPOUND CURVATURE TO WHICH A RADIAL LINE BEARS, SOUTH 89°19’49” WEST; THENCE NORTHEASTERLY, ALONG THE ARC OF A CURVE TO THE RIGHT, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 25.00 FEET, THROUGH A CENTRAL ANGLE OF 90°06’26”, AN ARC DISTANCE OF 39.32 FEET TO A POINT ON THE AFOREMENTIONED SOUTHERLY RIGHT-OF-WAY OF AMERICAN PACIFIC DRIVE; THENCE ALONG SAID LINE, NORTH 89°26’15” EAST, 1154.77 FEET TO THE POINT OF BEGINNING.

SAID PARCEL CONTAINS 583,481.56 SQ. FT., 13.395 ACRES, MORE OR LESS.

EXHIBIT D

NOTICE OF LEASE TERM DATES

Re:	Industrial Real Estate Lease dated as of June 1, 2006 (the “Lease”) for premises located at 192 Gallagher Crest Road, Henderson, Nevada (the “Premises”) by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Landlord”), and BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation (“Tenant”).

In accordance with the Lease, we wish to advise and/or confirm as follows:

1.	That Landlord’s Work as described in the Lease has been completed, that the Premises has been accepted herewith by Tenant, and that there is no deficiency in construction.

2.	That Tenant has possession of the Premises and acknowledges that under the provisions of the Lease, the term of the Lease commenced as of June 1, 2006 for a term of five (5) years, ending on May 31, 2011.

3.	That in accordance with the Lease, rental commenced to accrue on June 1, 2006.

4.	That the Monthly Reimbursement Payment is $ per month throughout the Term.

5.	That the total rent payment due for the first twelve (12) months of the Term equals $ (based on Base Rent of $6,405.38 plus estimated Additional Rent of $ plus the Monthly Reimbursement Payment of $ ).

LANDLORD:				TENANT:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation				BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation

By:	NORTHWESTERN INVESTMENT			By:
	MANAGEMENT COMPANY, LLC, a			Print Name:
	Delaware limited liability company, its			Print Title:
wholly owned affiliate and authorized
	representative			Signed on: , 2006

	By:	Kennedy-Wilson Nevada Management, Inc., Agent for Owner

By:
Vickie L. Lehr
		Its:	Senior Managing Director

Signed on: , 2006

D-1

EXHIBIT E

RULES AND REGULATIONS

1. No sign, placard, picture, aerial display, balloons, advertisement, name or notice shall be installed or displayed on any part of the Premises or the Project (or within public rights-of-ways adjacent to the Project through the use of truck signs, sign trailers, or similar items) without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, walls and service areas of the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by a licensed sign contractor approved by Landlord. While not restricting Landlord’s right to approve or deny any specific sign request in its sole and absolute discretion, general sign guidelines for the Project are as follows: Signs shall be raised block lettering with a maximum height of 15 inches, located at least 12 inches away from any chamfer line. Color shall either match the contrasting color of the Building wall or be some other muted color, such as blue or gray, that will compliment the colors of the Building, in Landlord’s sole discretion. No internally lighted or neon sign is permitted.

Prior to installation of any sign, Tenant must obtain Landlord’s written approval as follows: Tenant shall submit to Landlord complete working drawings showing the text, typestyle, color, construction and size of the sign as well as its placement on the Building (including the distances from any chamfer lines or edges). Landlord reserves the right, in its sole discretion, to require changes or modifications to the proposed sign to ensure compliance with the above criteria as well as aesthetic conformity to the rest of the Project. Once acceptable drawings have been submitted, Landlord will issue a written approval, after which Tenant’s contractor may obtain all necessary permits and commence construction.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Premises. The Common Areas of the Project are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee shall go upon the roof of the Building except as part of maintenance or repair work required or permitted to be done by Tenant.

4. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may charge a reasonable fee for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s reasonable instructions in their installation.

6. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall, if reasonably considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Premises or to any space therein to such a degree as to be reasonably objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Premises must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other Premises from any cause, and all damage done to the Premises or the Project by maintaining, moving or removing such equipment shall be repaired at the expense of Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of its equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals (other than required guide animals).

8. Tenant shall not use any method of heating or air conditioning other than that designed for the Premises without the written consent of Landlord.

9. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Premises’ heating and air-conditioning and to comply with any governmental energy-saving rules, law or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall close window coverings at the end of each business day.

10. Landlord reserves the right, exercisable without liability to Tenant, to change the name and street address of the Premises.

11. Tenant shall close and lock the doors of the Premises, including any roll-up doors in any service areas, before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Project or by Landlord for noncompliance with this rule.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign or hazardous substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused same.

13. Tenant shall not sell, or permit for sale, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitations of business from other tenants in the Project. Tenant shall not use the Premises for any business activity other than that specifically provided for in Tenant’s lease.

14. Tenant shall not install any radio or television antenna, satellite dish, microwave receiver, cellular telephone transmitter or receiver, loudspeaker or other device on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

15. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telecommunications wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule at its own expense.

16. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord, which shall not be unreasonably withheld.

17. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and each tenant shall cooperate to prevent same.

18. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s sole judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

19. Tenant shall store all its trash and garbage within the Premises or within trash receptacles in the Common Areas nearest the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant shall be responsible for any additional charges or expenses arising from the failure to abide by this rule.

20. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for manufacturing of any kind except as specifically authorized in Tenant’s lease, nor shall the Premises be used for lodging or any improper or immoral purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Insurance Services Office or Underwriters’ Laboratory approved microwave and other equipment for heating meals and brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

21. Without the written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not use the name, picture or representation of the Premises in connection with or in promoting or advertising the business of Tenant except as Tenant’s address. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a location for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency or reasonably established by Landlord.

23. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

24. Except as otherwise set forth in the Lease, at all times during the Term of this Lease, at Tenant’s sole cost and expense, Tenant shall cause the Premises, and all Tenant alterations and improvements in the Premises, Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, to comply with the requirements of Title III of the Americans with Disabilities Act of 1990, and all regulations promulgated thereunder, together with all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith.

25. Cars must be parked entirely within the stall lines. All directional signs and arrows must be observed. The speed limit shall be 5 miles per hour. Parking is prohibited: (a) in areas not striped for parking, (b) in aisles, (c) where “no parking” signs are posted, (d) on ramps, (e) in cross-hatched areas, (f) in any manner which will interfere with loading or turning areas of loading dock areas, and (g) in such other areas as may be designated by Landlord as reserved for the exclusive use of others. Washing, waxing, cleaning or servicing of any vehicle by anyone is prohibited. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulations.

26. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles, trailers, containers, or truck-tractors in the Premises or Project parking areas, Common Areas, or on adjacent streets overnight except in connection with business trips or overnight working, nor park any vehicles in the Premises parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

27. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking areas as it deems necessary for the operation of the parking area. Landlord may refuse to permit any person who violates the rules to park in the parking area, and any violation of the rules shall subject the car to removal.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a permanent waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

29. Landlord reserves the right to monitor and control all entrances to the Project during hours Landlord may deem advisable for the adequate protection of the Premises and the Project. Use of the Project and Premises before 8:00 o’clock A.M. or after 6:00 o’clock P.M. and on Saturdays, Sundays and state and federal holidays shall be subject to such reasonable, non-discriminatory rules and regulations as Landlord may from time to time prescribe. Tenant, its employees, agents or associates, or other persons entering or leaving the Project at any such time, may be required to sign a Project register, and the watchman or Landlord’s agent in charge shall have the right to refuse admittance to any person into the Project without a pass or other satisfactory identification showing right of access at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission or refusal to admit any authorized or unauthorized person to the Project. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same by closing the doors, or otherwise.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Project. The provisions of the Lease shall prevail over any inconsistent or conflicting provisions in these Rules and Regulations.

31. Landlord reserves the right to make such other reasonable and nondiscriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers and guests.

EXHIBIT F

INTENTIONALLY DELETED

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EXHIBIT G

ENVIRONMENTAL INDEMNIFICATION PROVISIONS

1.	DEFINITIONS.

1.1 For purposes of this Lease, “Hazardous Substance” means:

(a) Those substances, chemicals and mixtures defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “imminently hazardous chemical substance or mixtures” “pesticide,” “heavy metals Hazardous air pollutant,” “toxic pollutant,” “solid waste,” “hazardous waste,” “medical waste,” or “radioactive waste” in the Toxic Substance Control Act, 15 U.S.C. § 2601 et. seq., as now or hereafter amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et. seq., as now or hereafter amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et. seq., as now or hereafter amended, the Federal Hazardous Substances Act, 15 U.S.C. § 1261 et. seq., as now or hereafter amended, the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq., as now or hereafter amended, the Clean Air Act, 42 U.S.C. § 7401 et. seq., as now or hereafter amended, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et. seq., as now or hereafter amended, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 11001 et. seq., as now or hereafter amended (“EPCRKA”), the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651 et. seq., as now or hereafter amended, and the rules, orders and regulations now in effect or promulgated and effective hereafter pursuant to each respective law listed above;

(b) Those substances defined as “hazardous waste”, “radioactive waste”, “solid waste”, “toxic waste” “pollutant”, “hazardous material,” “regulated substance,” “hazardous substance,” “highly hazardous substance,” “extremely hazardous substance,” “petroleum,” “asbestos,” or “asbestos containing material” in Nev. Rev. Stat. ch. 459, Nev. Rev. Stat. ch. 444, Nev. Rev. Stat. ch. 445, Nev. Rev. Stat. ch. 590, Nev. Rev. Stat. §§ 618.750-618.850, inclusive, Nev. Rev. Stat. § 477.045, each as now or hereafter amended, or in the rules, orders and regulations now existing or hereafter promulgated pursuant thereto, or in the Uniform Fire Code as adopted by and now or hereafter in effect in the State of Nevada;

(c) Those substances listed in the United States Department of Transportation table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

(d) Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

1.2 For purposes of this Lease, “Environmental Laws” means the collective laws, rules, orders and regulations described in Section 1.1.

2.	TENANT’S BUSINESS ACTIVITY.

2.1 Tenant is in the business of: wholesale distribution of health and fitness-related products.

2.2 Tenant represents and warrants to Landlord that at all times during the Term of this Lease and any extensions or renewals thereof, Tenant shall:

(a) obtain Landlord’s prior written consent, which consent shall be granted or withheld in Landlord’s sole discretion, to the manufacturing, processing, distribution, using, producing, treating, storing (above or below ground level), disposing of, or allowing to be present, of any Hazardous Substance in or about the Premises. In connection with each such consent requested by Tenant, Tenant shall submit to Landlord a description, including the composition, quantity and all other information requested by Landlord concerning the proposed presence of any Hazardous Substance. Landlord’s consent to the presence of any Hazardous Substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed Hazardous Substance on an Allowed Hazardous Substances Roster in the form of Exhibit G-1 attached hereto. Any Hazardous Substance whose presence Landlord has agreed to as above provided shall be deemed to be an “Allowed Substance” for purposes of this Exhibit G. Landlord’s consent to the presence of any Hazardous Substance at any time during the Lease Term or renewal thereof shall not waive the requirement of obtaining Landlord’s consent to the subsequent presence of any other, or increased quantities of, Hazardous Substance in or about the Premises. If Landlord subsequently consents to the presence of any other Hazardous Substance, or to increased quantities of any Hazardous Substance, such consent shall be deemed given only by amendment of or supplement to the Allowed Hazardous Substances Roster. Notwithstanding the foregoing, Tenant acknowledges that, unless specifically approved by Landlord in writing, chlorinated solvents including, but not limited to, Trichloroethene (TCE), 1,1,1 Trichloroethene (TCE), 1,1 Dichloroethane (DCA), 1,2, Dichloroethane (DCA), and 1,1 Dichlorethene (DCE) (collectively, “Chlorinated Solvents”) shall be deemed not to be Allowed Substances, and the presence, manufacture, processing, distribution, production, treatment, storage below ground level, or disposal of Chlorinated Solvents on the Premises or the Project is strictly prohibited.

(b) refrain from (and prohibit others from) allowing the presence of any Hazardous Substances in or about the Premises which is not an Allowed Substance.

2.3 The use, possession, processing, manufacturing, distribution, disposal, and/or release of the Hazardous Substances listed under Section 2.2 are regulated pursuant to the Environmental Laws.

2.4 Landlord has consented to Tenant’s business activity being conducted on the Premises involving Hazardous Substances, which consent is expressly limited to the Allowed Substances disclosed above, subject to each and every covenant of Tenant stated herein.

3.	TENANT’S COVENANTS.

3.1 Tenant shall comply strictly and in all respects with the requirements of the Environmental Laws and shall notify Landlord promptly in the event of any spill of any

Hazardous Substance upon the Premises, and shall promptly forward to Landlord copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or any other matters relating to Environmental Laws, as they may affect the Premises. Tenant shall be fully responsible, at its own expense, for the proper control, use, handling, storage, distribution and disposal of any and all Hazardous Substances related to Tenant’s business being conducted on the Premises. Tenant shall promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports or other written documentation relating to the presence of any Hazardous Substance in or about the Premises, whether or not such Hazardous Substance is an Allowed Substance, and whether such communications are delivered to Tenant or are requested of Tenant by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

3.2 Tenant has provided or will provide to Landlord prior to execution of the Lease copies of each and every license, identification number, permit or approval that Tenant is required to possess for the conduct of its business under the Environmental Laws. If any identification number, license, permit or approval is renewed, modified, amended or reissued during the Term of this Lease, Tenant will promptly deliver a copy of the same to Landlord. Tenant shall provide Landlord with a copy of any and all inspection reports received by Tenant resulting from, or related to, an inspection of the Premises conducted by any federal, state or local authority.

3.3 Tenant shall not change the quantity nor the type of Allowed Substances described herein without the prior written consent of Landlord and the execution of an amendment of or supplement to the Allowed Hazardous Substances Roster.

3.4 Tenant will not hereafter cause or suffer to occur, a spill, release, discharge or disposal of any Hazardous Substances at, upon, under or within the Premises, any portion thereof, or any contiguous real estate. Tenant shall not permit the discharge of any Hazardous Substance into the sanitary or storm sewer or water system serving the Premises or the surrounding area, or into any municipal or other governmental water system or storm and/or sanitary sewer system in violation of any Environmental Law.

3.5 Tenant shall provide Landlord annually on each anniversary date of the Lease a written certification, also signed by the manager of operations of Tenant at the Premises, certifying that:

(a) Tenant’s business has been conducted in full compliance with the Environmental Laws;

(b) All Hazardous Substances related to Tenant’s business and used, stored, treated or manufactured at the Premises are disclosed in the Lease or in the Allowed Hazardous Substances Roster; and

(c) The method and frequency of off-site disposal of Hazardous Substances from the Premises, as described in the certificate, are in compliance with the Environmental Laws.

3.6 Tenant, promptly upon the written request of Landlord from time to time, shall provide Landlord or Landlord’s agent with access to the Premises to conduct an environmental site assessment or prepare an environmental audit report with respect to the Premises. In connection with such assessment Tenant shall permit Landlord or Landlord’s agents to inspect, sample and test the Premises and to inspect and copy Tenant’s records relating to the use, generation, storage, processing, release and disposal of Hazardous Substances at the Premises. Tenant acknowledges that the results of such an inspection may be used by Landlord, at Landlord’s sole election, to determine Tenant’s compliance with the covenants contained herein.

3.7 If a spill, release, discharge or accident involving one or more Hazardous Substances occurs at, under or on the Premises, Tenant will immediately respond to such event taking prudent emergency action in compliance with the Environmental Laws. Tenant shall notify Landlord of any such event as soon as reasonably practicable after the occurrence of such event by telephone (and promptly confirm oral notice in writing) giving complete information regarding the type, amount and location of the Hazardous Substance or Hazardous Substances involved in such event. Within fifteen (15) days of the occurrence of the event, Tenant shall submit a written remedial action plan, including the location for off-site disposal, to Landlord. Any remedial action plan shall be in full compliance with the Environmental Laws.

3.8 Upon Landlord’s reasonable request, Tenant shall provide Landlord with a copy of an Emergency Response Plan, which shall be kept current at all times, relating to the Hazardous Substances connected with Tenant’s business. If Tenant is required to file an Emergency Response Plan pursuant to EPCRKA, Tenant shall provide Landlord with a copy of such report concurrently with filing the report with the respective government agencies.

3.9 Tenant will not modify or remodel the Premises, install or construct any tanks, vessels, sumps, clarifiers or any other similar structures (collectively “Tanks”) above or below ground to store, mix, process, manufacture or dispose Hazardous Substances without the prior written consent of Landlord, which may be withheld or granted in Landlord’s sole discretion. Any request submitted to Landlord by Tenant for the installation or construction of such Tanks must be submitted together with copies of all permits, licenses or approvals required under the Environmental Laws in connection with the installation or construction of such Tanks, and copies of the plans and specifications of each such Tank.

3.10 Tenant for itself and its successors and assigns undertakes to protect, indemnify, save and defend Landlord, Landlord’s wholly-owned subsidiaries, Landlord’s agents, employees, directors, officers, shareholders, affiliates, consultants and independent contractors, and their respective successors and assigns (collectively referred to as “Indemnitees”), harmless from any and all liability, loss, damage and expense, including attorneys’ fees, claims, suits and judgments that Landlord or any other Indemnitee, whether as owner of the Project or otherwise, may suffer as a result of, or with respect to the following:

(a) The deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other placement or release in, under or on the Premises of a Hazardous Substance, including, but not limited to, asbestos;

(b) Any violation of any Environmental Law in connection with the Premises, including the assertion of any lien thereunder;

(c) Any spill of or the presence of any Hazardous Substance affecting the Premises, whether or not the same originates or emanates from the Premises or any contiguous real estate, including any loss of value of the Premises as a result of a spill of or the presence of any Hazardous Substance;

(d) Any other matter affecting the Premises within the jurisdiction of the United States Environmental Protection Agency or the Nevada State Environmental Commission or the Nevada Department of Conservation and Natural Resources or the Nevada Department of Commerce; and

(e) The presence in, on or under, or the release, escape, seepage, leakage, discharge, or migration to, at or from, the Premises of any Hazardous Substance where any such liability relates to any condition arising on, at or under the Premises, whether such condition arose prior to, during, or after the Term of the Lease, whether such condition was known or unknown to Tenant, whether or not such condition is disclosed in any report to Landlord, and whether or not such condition worsens after the date hereof.

3.11 Tenant’s liability hereunder shall, without however limiting the indemnity provided in Section 3.10 hereof, extend to and include:

(a) All costs, expenses and attorneys’ fees incurred or sustained by any Indemnitee in making any investigation on account of any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained;

(b) Liability for clean up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law;

(c) Liability for costs and expenses of abatement, correction or clean up, fines, damages, response costs or penalties which arise from the provisions of any other statute, state or federal; and

(d) Liability for personal injury or Premises damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying on of an abnormally dangerous activity, and response costs.

3.12 In the event of any spill of or the presence of any Hazardous Substance affecting the Premises, whether or not the same originates or emanates from the Premises or any contiguous real estate, and/or if Tenant shall fail to comply with any of the requirements of any Environmental Law, Landlord may, without notice to Tenant, at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as Landlord shall deem necessary or advisable in order to remedy said spill of Hazardous Substance or cure said failure of compliance and any amounts paid as a result thereof, together with interest thereon at the rate of fifteen percent (15%) per annum, from the date of payment by Landlord until reimbursed by Tenant, shall be immediately due and payable by Tenant to Landlord.

3.13 Landlord, upon giving Tenant ten (10) days’ prior notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication under the belief that it is liable therefor, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten (10)-day period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord sufficient to pay and satisfy any penalty or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorneys’ fees and expenses.

3.14 Tenant shall, at Landlord’s election, post an environmental reclamation bond with Landlord, payable to Landlord, in an amount reasonably determined by Landlord. Thereafter, Tenant shall keep such bond in effect during the Term of this Lease. Should the nature of Tenant’s business change increasing the quantity or variety of Hazardous Substances at the Premises, Tenant agrees that it will post a new bond in the reasonable amount as determined by Landlord upon notice by Landlord that a bond increase is required.

4.	GENERAL CONDITIONS.

4.1 No delay or omission of Landlord in exercising any right or power shall be construed as a waiver of any default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Landlord may, at its option, waive any of its rights hereunder and any such waiver shall not be deemed a waiver of Landlord’s other rights hereunder. No waiver of any default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent default.

4.2 Any and all notices and demands required or desired to be given hereunder shall be given in the form and delivered in the manner as provided in Section 13.06 of the Lease.

4.3 In addition to the instruments and documents mentioned or referred to herein, Tenant will, at its own cost and expense, supply Landlord with such other instruments, documents, information and data as may, in Landlord’s opinion, be reasonably necessary for the purposes hereof, all of which shall be in form and content acceptable to Landlord.

4.4 The provisions in this Exhibit G shall inure to the benefit of Landlord, its successors and assigns, and bind Tenant, its heirs, successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Exhibit G.

4.5 The provisions of this Exhibit G are not intended to supersede the provisions of the Lease but shall be construed as supplemental thereto; provided, however, that the provisions hereof shall prevail to the extent of any inconsistent or conflicting provisions in the Lease.

4.6 Tenant’s representations, warranties, indemnities and covenants herein shall survive the expiration, termination or abandonment of the Lease relating to the Premises.

4.7 The various rights, options, elections and remedies of Landlord hereunder shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, option, election or remedy provided in any other agreement or by law.

EXHIBIT G-1

ALLOWED HAZARDOUS SUBSTANCES ROSTER

Composition of Allowed Substances	Quantity of Allowed Substances

NOTE:	This Exhibit shall be completed by Tenant and approved by Landlord prior to execution of this Lease by Landlord.

INITIALS:	/s/ Vickie L. Lehr
	Agent for Landlord	Tenant

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EXHIBIT H

GUARANTEE OF LEASE

The undersigned, DYNAMIC HEALTH PRODUCTS, INC., a Florida corporation (“Guarantor”), does hereby guarantee to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and to its successors and assigns (“Landlord”), the payment and performance by BOB O’LEARY HEALTH FOOD DISTRIBUTOR COMPANY, INC., a Pennsylvania corporation, and by its successors and assigns (“Tenant”), of all of the obligations of the “Tenant” for the Premises located at 192 Gallagher Crest Road, Henderson, Nevada as set forth in that certain Industrial Real Estate Lease dated as of June 1, 2006 (the “Lease”).

Guarantor further jointly and severally agree as follows:

1. That this Guarantee is unconditional, continuing, and a guarantee of payment and performance and not of collection;

2. That this Guarantee shall remain in full force and effect, and Guarantor shall not be exonerated nor shall its liability hereunder be affected in any way by reason of any amendment to, any change in, or any extension of time granted concerning terms of payment or performance of any of the obligations guaranteed hereby, and that this Guarantee shall apply to said obligations so amended, changed or extended without any notice to or consent of Guarantor;

3. That Guarantor hereby waives any and all notices, presentments, notice of nonpayment or nonperformance, and any and all other waiveable defenses to enforcement of this Guarantee and hereby waives any and all rights, if any, which require Landlord to pursue any remedy it may have against Tenant or any other person;

4. That, in no event, shall any election of remedies or pursuit or failure to pursue or exhaust any particular remedy by Landlord or delay by Landlord in pursuing or exhausting any remedy, exonerate or release Guarantor or otherwise affect Guarantor’s liability under this Guarantee;

5. That the Lease would not have been executed by Landlord except for execution of this Guarantee by Guarantor, which is a condition precedent to the agreement by Landlord to execute the Lease;

6. That this Guarantee shall be binding upon Guarantor and each of Guarantor’s respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns;

7. That this Guarantee shall be governed by the laws of the State of Nevada; and

8. That, in any legal or equitable proceeding brought to enforce, or to recover damages for breach of, this Guarantee or the Lease, the losing party or parties shall pay to the prevailing party or parties its reasonable attorneys’ fees, costs and expenses incurred, whether related to this Guarantee or the Lease, in addition to all other relief to which the prevailing party

H-1

or parties may be entitled, in that proceeding or in the separate action brought to recover such fees, costs and expense.

IN WITNESS WHEREOF, the undersigned have executed this Guarantee on this 30th day of June, 2006.

“GUARANTOR”:

DYNAMIC HEALTH PRODUCTS, INC.,
a Florida corporation

By:	/s/ Mandeep K. Taneja, as CEO & President

Print Name:	Mankeep K. Taneja
Print Title:	Chief Executive Officer and President

Guarantor’s Address:	12300 Blecher Road South, Suite 140 Largo, Florida 33773

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